UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

Eterna Therapeutics Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10355 Science Center Drive, Suite 150
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 22, 2022 (the “Amendment Effective Date”), Eterna Therapeutics Inc., a Delaware corporation (the “Company”), entered into a First Amendment (the “Amendment”) to the Exclusive License Agreement, dated as of April 26, 2021 (the “Original License Agreement,” and as amended by the Amendment, the “Amended Factor License Agreement”), by and among Brooklyn Immunotherapeutics LLC, a wholly owned subsidiary of the Company (“Brooklyn LLC”), Novellus Therapeutics Limited, a wholly owned subsidiary of the Company (“Novellus”), and Factor Bioscience Limited (“Factor”).  Pursuant to the Amendment, among other things, Factor has granted to Brooklyn LLC an exclusive, sublicensable license under certain patents owned by Factor (the “Factor Patents”) for the purpose of identifying and pursuing certain opportunities to grant to third parties sublicenses to the Factor Patents. The Amendment also (i) terminated the Novellus-Factor License Agreement (as defined below), (ii) confirmed Factor’s grant to Brooklyn LLC of the rights and licenses Novellus previously granted to Brooklyn LLC under the Novellus-Factor License Agreement on the same terms and conditions as granted by Novellus to Brooklyn LLC under such agreement, (iii) confirmed that sublicense granted by Novellus in accordance with the Novellus-Factor License Agreement to NoveCite, Inc. (the “NoveCite Agreement”), in which the Company has a 25% ownership interest (“NoveCite”), survives termination of the Novellus-Factor License Agreement; and (iv) removed Novellus from the Amended Factor License Agreement and the NoveCite Agreement and replaced Novellus with Factor as the direct licensor to Brooklyn LLC and NoveCite under such agreements, respectively.

On November 1, 2020, Novellus and Factor entered into the Third Amended and Restated Exclusive License Agreement, dated as of November 1, 2020 (the “Novellus-Factor License Agreement”), by and between Novellus and Factor, pursuant to which Factor granted to Novellus an exclusive license under certain patents owned by Factor for the development of certain stem cell-based cellular therapies for treating diseases and conditions in humans and animals (the “Novellus-Factor Licensed Technology”), and under which Novellus in turn, under the Original License Agreement, granted a sublicense to Brooklyn LLC to use the Novellus-Factor Licensed Technology to develop, use and commercialize certain stem cell-based therapy products for use in the treatment of cancer in humans. On November 1, 2022, one of the delineated milestone deadlines for certain regulatory filings required under the Novellus-Factor License Agreement expired, which permitted Factor to terminate the license granted to Novellus thereunder, subject to Factor’s agreement under the Original License Agreement that upon such a termination of the Novellus-Factor License Agreement, the rights and licenses granted to Brooklyn LLC by Novellus under the Original License Agreement would survive such termination of the Novellus-Factor License Agreement, and Factor’s agreement to grant to Brooklyn LLC such rights and licenses on the same terms and conditions as granted by Novellus to Brooklyn LLC under the Original License Agreement, which agreement was effected by the Amendment.  Similarly, under the Amendment, the NoveCite Agreement has been continued as a direct license between Factor and NoveCite.

Pursuant to the Amendment, the Company has agreed to guaranty all payments and other obligations of Brooklyn LLC owed to Factor under the Amended Factor License Agreement.  The exclusive license granted to Brooklyn LLC under the Amendment is subject to sublicenses or other rights previously granted by Factor to third parties as of November 1, 2022.  The term of the license granted under the Amendment is five years from the Amendment Effective Date and is extendable for an additional two and a half years if Brooklyn LLC receives at least $100 million from sublicenses granted by it with respect to the sublicensing opportunities contemplated by the Amendment.  Brooklyn LLC may not develop or commercialize products by itself under the license granted in the Amendment, but it maintains its right to develop and commercialize the products specified under the Original License Agreement.  Additionally, Brooklyn LLC may not pursue any sublicensing opportunity under the license granted in the Amendment for which it does not have the resources sufficient to pursue, including the financial resources necessary to defend any claim, action or proceeding that may arise as a result of or in connection with such pursuit.

Under the Amendment, Brooklyn LLC has agreed to pay to Factor 20% of the sublicense fees received by Brooklyn LLC under the sublicenses granted with respect to the sublicensing opportunities that are identified during the first five-year term of the license granted under the Amendment and 30% of any sublicense fees received by Brooklyn LLC under the sublicenses granted with respect to the sublicensing opportunities that are identified during the potential two and a half year extension period of the term of the license granted under the Amendment.  Brooklyn LLC also agreed to pay the expenses incurred by Factor in preparing, filing, prosecuting and maintaining the Factor Patents and has agreed to bear all costs and expenses associated with enforcing and defending the Factor Patents in any action or proceeding arising from pursuit of sublicensing opportunities under the license granted in the Amendment.

Factor may terminate the license granted under the Amendment upon 30 days’ written notice to Brooklyn LLC, provided that the license granted under the Amendment may not be terminated (i) during the first 60 days following the Amendment Effective Date and (ii) for an additional 60 days so long as Brooklyn LLC and Factor are negotiating in good faith to amend and restate the Amended Factor License Agreement. In the event of the termination of the license granted under the Amendment, Brooklyn LLC has the right to continue pursuing sublicenses with respect to opportunities that Brooklyn LLC identified prior to the effective date of termination of the license granted under the Amendment for up to one year following such termination and collect any compensation received under any such sublicenses entered into with respect to such identified opportunities, subject to payment to Factor of the fees to which it is entitled under the Amendment, and provided that such opportunities are expressly made subject to the provisions of the Amendment.  Additionally, subject to certain conditions, any other sublicenses granted by Brooklyn LLC in accordance with the Amendment shall survive the termination of the Amended Factor License Agreement and shall be considered direct licenses from Factor to the sublicensees under such sublicenses.

Additionally, during the term of the license granted under the Amendment, Brooklyn LLC may identify two opportunities as “Surviving Opportunities” for which Brooklyn LLC may pursue sublicense for up to four years following termination of the license granted under the Amendment and collect any compensation received under any such sublicenses, subject to payment to Factor of the fees to which it is entitled under the Amendment.  Upon the termination of the license granted under the Amendment and in the event the parties are unable to resolve any dispute regarding the Surviving Opportunities, or at Brooklyn LLC’s election, Factor has agreed to assume the Surviving Opportunities and pay to Brooklyn LLC 80% of all amounts received by Factor pursuant to sublicenses entered into with respect to such Surviving Opportunities within the four-year period following such termination.

Dr. Matthew Angel, the Company’s interim President and Chief Executive Officer, is the co-founder, President, CEO, and a director of Factor Bioscience Inc., which is the parent of Factor.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Novellus-Factor License Agreement is hereby incorporated by reference in response to this Item 1.02

Item 7.01	Regulation FD Disclosure.

In connection with the execution of the Amendment, the Company has currently identified US Patent Numbers 10,662,410, 10,829,738, and 10,982,229, included in the Factor Patents as having potential licensing partners. The Company currently intends to explore sublicensing arrangements with these potential partners; however, the Company can provide no assurance that it will be able to enter into any such sublicensing arrangements with such partners, or others, on favorable terms or at all.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*
First Amendment to Exclusive License Agreement, dated November 22, 2022, by and among Eterna Therapeutics Inc., Brooklyn Immunotherapeutics LLC, Novellus Therapeutics Limited and Factor Bioscience Limited.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*          Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: November 22, 2022	By:	/s/ Andrew Jackson
Chief Financial Officer